                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    THE GRAND UNION COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                                     [LOGO]

                                                                 August 25, 1997

To our Stockholders:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of the Grand Union Company, to be held Thursday, September 25, 1997, at 10:00 a.m. at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07495. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

    It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card as soon as possible and return it in the envelope provided.

    On behalf of the Board of Directors, I would like to thank you for your continued support and look forward to seeing you on September 25.

                                          Sincerely,

                                          Roger E. Stangeland

                                          Chairman of the Board

                            THE GRAND UNION COMPANY
                           201 WILLOWBROOK BOULEVARD
                            WAYNE, NEW JERSEY 07470
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 1997

TO THE STOCKHOLDERS OF THE GRAND UNION COMPANY:

    The Annual Meeting of Stockholders of The Grand Union Company (the "Company") will be held at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07495, beginning at 10:00 a.m. on Thursday, September 25, 1997, for the following purposes, as more fully described in the accompanying Proxy Statement:

        (1) To elect the following eight (8) nominees to serve as directors:
    Roger E. Stangeland, James J. Costello, Daniel E. Josephs, William G. Kagler, Clifford A. Miller, Geoffrey T. Moore, J. Richard Stonesifer and David Y. Ying.

        (2) To approve the Associate Stock Purchase Plan which will allow Company associates an opportunity to purchase Grand Union common stock through payroll deduction and direct purchase, and

        (3) To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending March 28, 1998.

        (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on July 28, 1997, will be entitled to vote at the meeting or any adjournment or postponement thereof. A list of such stockholders is kept at the Company's offices, 201 Willowbrook Boulevard, Wayne, New Jersey, and at the place of the meeting for the ten days prior to the meeting. The meeting will be open to all stockholders of record and proxyholders, and to others by invitation only. Beneficial owners of shares held by a broker or nominee must bring with them or have delivered to the Company an appropriate proxy from their broker to vote such shares.

                                          By Order of the Board of Directors
                                          Donald C. Vaillancourt
                                          CORPORATE VICE PRESIDENT AND SECRETARY

August 25, 1997

    PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING.

                            THE GRAND UNION COMPANY
                           201 WILLOWBROOK BOULEVARD
                            WAYNE, NEW JERSEY 07470

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of The Grand Union Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Crossroads Hotel, One International Place, Mahwah, New Jersey, beginning at 10:00 a.m. on September 25, 1997, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

    These proxy solicitation materials, and the Annual Report to Stockholders for the fiscal year ended March 29, 1997, including financial statements, are being first mailed on or about August 25, 1997, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

    Stockholders of record at the close of business on the record date, July 28, 1997, are entitled to notice of and to vote at the Annual Meeting. The Company has three classes of voting equity securities outstanding: Common Stock, $.01 par value ("Common Stock"), Class A Convertible Preferred Stock, $1.00 par value ("Preferred Stock A"), Class B Convertible Preferred Stock, $1.00 par value ("Preferred Stock B" and collectively with the Preferred Stock A, the "Preferred Stock"). At the close of business on the record date, 10,000,000 shares of Common Stock, 1,300,424 shares of Preferred Stock A and 800,000 shares of Preferred Stock B were issued and outstanding.

VOTING AND REVOCABILITY OF PROXIES

    Any proxy given in the form accompanying this proxy statement may be revoked or superseded by the person giving it prior to exercise. A proxy may be revoked by delivering to the Secretary of the Company a later dated proxy or a written notice of revocation, or by attending the Annual Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's auditors for the current fiscal year, "FOR" approval of the Associate Stock Purchase Plan, and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

    Any stockholder present at the meeting may withdraw his or her proxy and vote in person on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee must bring with them or cause to be delivered to the Company a proxy from that broker or nominee in order to vote those shares.

    Each holder of shares of Common Stock outstanding at the record date will be entitled to one vote for each share of Common Stock held, and each holder of shares of Preferred Stock outstanding on the record date will be entitled to the number of votes equal to the number of shares of Common Stock into which all shares of Preferred Stock A or Preferred Stock B held by the same holder are convertible. Shares of Preferred Stock outstanding on the record date are convertible at a conversion ratio of 6.8966 shares of Common Stock for each share of Preferred Stock A and at a conversion ratio of 20.8333 shares of Common Stock for each share of Preferred Stock B. If more than one share of Preferred Stock is held by any holder of Preferred Stock, the total number of votes which such holder shall be entitled to cast shall be computed on the basis of conversion of the total number of shares of Preferred Stock held by such holder, with any then remaining fractional share disregarded. Any such disregarded fractional shares will also be disregarded for purposes of determining a quorum, and for purposes of determining the number of votes necessary to approve a proposal and whether such proposal has been approved. With respect to the shares outstanding at the close of business on the record date, holders of the Common Stock are entitled to an aggregate of 10,000,000 votes, holders of Preferred Stock A are entitled to an aggregate of 8,968,504 votes and holders of Preferred Stock B are entitled to an aggregate of 16,666,640 votes for a combined aggregate of 35,635,144 votes entitled to be cast with respect to matters presented at the meeting.

    Members of the Board of Directors shall be elected by a plurality of the votes cast, with all shares of Common Stock and Preferred Stock voting together. The affirmative vote of a majority of the votes cast on the matter by holders of shares of Common Stock, Preferred Stock A and Preferred Stock B, voting together, shall be necessary to approve and adopt the Associate Stock Purchase Plan and to ratify the appointment of the Company's independent accountants. With respect to any other matter that may properly come before the Annual Meeting, each holder of shares of Common Stock or of Preferred Stock will generally have the rights described above, except where applicable law or the Company's Certificate of Designation of Preferred Stock provide otherwise.

    The presence in person or by proxy of shares entitled to cast a majority of the votes of all outstanding shares is necessary to establish a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting of Stockholders is discussed under each proposal, where applicable.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, telegram or any other means of communication.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below is certain information as of June 30, 1997, regarding the beneficial ownership of the Company's Preferred Stock and Common Stock by (i) any person known by the Company to beneficially own more than 5% of any class of voting securities of the Company; (ii) each director and nominee for director;
(iii) each of the Named Executive Officers identified in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Included in the table are shares that the holder has the right to acquire within 60 days from the date above. Except as indicated otherwise, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's Common Stock listed below have sole investment and voting power with respect to such shares, subject to applicable community property laws. Unless otherwise indicated, the address for all natural persons listed in the table below is c/o Grand Union Company, 201 Willowbrook Boulevard, Wayne, New Jersey 07470.

                                                                                                       AMOUNT AND
                                                                                                       NATURE OF
                                                                                        TITLE          BENEFICIAL      PERCENT
NAME OF BENEFICIAL OWNER                                                               OF CLASS       OWNERSHIP(1)   OF CLASS(1)
--------------------------------------------------------------------------------  ------------------  ------------   -----------
Trefoil Capital Investors II, L.P. .............................................  Preferred Stock A     1,240,424(2)(3)    95.40%
GE Investment Private Placement Partners II,
  A Limited Partnership.........................................................  Preferred Stock A     1,240,424(2)(3)(4) 95.40%
The Stangeland Family Limited Partnership.......................................  Preferred Stock A        60,000(5)        4.61%

Trefoil Capital Investors II, L.P. .............................................  Preferred Stock B       800,000(2)(3)   100.00%
GE Investment Private Placement Partners II,
  A Limited Partnership.........................................................  Preferred Stock B       800,000(2)(3)(4)100.00%

Trefoil Capital Investors II, L.P. .............................................  Common               12,610,674(3)       71.61%
GE Investment Private Placement Partners II,
  A Limited Partnership.........................................................  Common               12,610,674(3)(4)    71.61%
Putnam Investments, Inc. .......................................................  Common                3,111,694(6)(7)    31.11%
Putnam Investment Management, Inc...............................................  Common                3,069,741(6)(7)(9) 30.70%
Putnam Diversified Income Trust (High Yield)....................................  Common                  539,505(6)(7)     5.40%
Merrill Lynch & Co., Inc........................................................  Common                  768,827(10)(11)   7.69%
Merrill Lynch Group, Inc........................................................  Common                  768,827(10)(11)   7.69%
Princeton Services, Inc.........................................................  Common                  768,827(11)       7.69%
Fund Asset Management, L.P......................................................  Common                  627,434(11)       6.27%
Merrill Lynch Corporate Bond Fund, Inc..........................................  Common                  521,389(11)       5.21%

Roger E. Stangeland.............................................................  Common                  447,630(12)(5)     4.29%
Daniel E. Josephs...............................................................  Common                   10,634(13)          *
William G. Kagler...............................................................  Common                    4,334(13)          *
David Y. Ying...................................................................  Common                    3,834(13)          *
James J. Costello...............................................................  Common                    7,067(14)          *
Clifford A. Miller..............................................................  Common                    1,667(3)(14)       *
Geoffrey T. Moore...............................................................  Common                    1,667(3)(14)       *
J. Richard Stonesifer...........................................................  Common                    1,667(14)          *
Joseph J. McCaig................................................................  Common                   57,800(15)          *
William A. Louttit..............................................................  Common                        0              *
Darrell W. Stine................................................................  Common                   22,000(16)          *
Kenneth R. Baum.................................................................  Common                        0              *
Gilbert C. Vuolo................................................................  Common                    6,560(17)          *
William E. Kinslow..............................................................  Common                    5,800(8)           *
Francis E. Nicastro.............................................................  Common                    5,800(8)           *
All Directors and Executive Officers as a
  group (11 persons)............................................................  Common                  496,660(18)     4.74%

------------------------------

*   Less than 1%.

(1) Beneficial ownership is determined pursuant to SEC Regulation 13d-3 as applied by Item 403 of Regulation S-K. Pursuant to these rules, percentage ownership is calculated by including in the denominator for an owner shares which the owner has the right to acquire within 60 days.

(2) The general partners of Trefoil are Trefoil Investors II, Inc., a Delaware corporation ("Trefoil"), and Sigma Hedge Partners, G.P., a Delaware partnership ("Sigma"). Trefoil II is the managing general partner of Trefoil. The general partners of Sigma are Delta PT Investors Corporation, a Delaware corporation ("Delta"), and Epsilon Equities, Inc., a Delaware corporation ("Epsilon"), each of which is wholly owned by the General Electric Pension Trust, a New York common law trust ("GEPT"). The principal executive offices of Trefoil and Trefoil II are located at 4444 Lakeside Drive, Burbank, California 91505. The principal executive offices of Sigma, Delta, Epsilon and GEPT are located at 3003 Summer Street, P.O. 7900, Stamford, Connecticut 06904. GE Investment Management Incorporated, a Delaware Corporation ("GEIM"), serves as the managing general partner of GEI. GEIM is a wholly owned subsidiary of General Electric Company and a registered investment advisor. The principal executive offices of GEI, GEIM and General Electric Company are located at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904. Sigma, Delta, Epsilon and the Trustees of General Electric Pension Trust ("GEPT") each holds shared dispositive power over the shares of Preferred Stock held by Trefoil and the shares of Common Stock into which such shares of Preferred Stock are convertible. Trefoil II holds sole voting power, and Sigma, Delta, Epsilon and GEPT hold no voting power, with respect to the shares of Preferred Stock held by Trefoil and the shares of Common Stock into which such shares of Preferred Stock are convertible.

(3) Trefoil and GE Investment Private Placement Partners II, A Limited Partnership ("GEI"), a Delaware limited partnership (collectively with Trefoil, the "Investors") may be deemed to beneficially own all of the shares of Preferred Stock held by the Investors due to a Stockholders Agreement between the Investors pursuant to which the Investors have each agreed to certain joint action relating to voting and disposition of the Preferred Stock and the Common Stock issuable on conversion of the Preferred Stock. Each share of Preferred Stock is convertible into 6.8966 shares of Common Stock, and each share of Preferred Stock B is convertible into
    20.8333 shares of Common Stock.

(4) GEIM is the managing general partner of GEI and holds sole voting power and sole dispositive power with respect to such shares.

(5) Of such shares, 5,000 are owned by The Roger E. and Lilah M. Stangeland Foundation (the "Foundation"), and the remaining shares are owned by The Stangeland Family Limited Partnership, a limited partnership for the benefit of Roger and Lilah Stangeland (the "Partnership"), and for which The Roger and Lilah Stangeland Living Trust serves as general partner. Mr. Stangeland and his wife serve as co-trustees of such trust. Pursuant to a stockholder agreement among the Company, the Investors and the Partnership, the Partnership has granted to the Investors certain take-along rights, and the Investors have granted to the Partnership certain tag-along rights, with respect to such shares. Solely to the extent any of such take-along or tag-along rights may be exercised, the Partnership and the Investors share dispositive power with respect to such shares. The Partnership has sole voting power with respect to such shares. Mr. Stangeland has voting and dispositive power with respect to the shares held by the Foundation.

(6) Putnam Investments, Inc. wholly owns the registered investment adviser:
    Putnam Investment Management, Inc. Shares of Common Stock beneficially held by Putnam Investments, Inc. are as a result of the holdings of various investment funds and other institutional investors for which Putnam Investment Management, Inc., or affiliated entities act as investment advisers. These shares of Common Stock include the shares held by Putnam Diversified Income Trust, whose holdings are also separately reported in the table. The address for each of the Putnam entities is One Post Office Square, Boston, MA 02109. See also Notes (7) and (9).

(7) All of such shares are held with shared dispositive power and no voting power.

(8) Includes 5,800 shares subject to acquisition pursuant to options exercisable under the 1995 Equity Incentive Plan.

(9) All of the shares held by Putnam Diversified Income Fund are also beneficially owned by Putnam Investment Management. See Note (7) above.

(10) Merrill Lynch & Co., Inc. ("ML&Co.") and Merrill Lynch Group, Inc. ("ML Group") are parent holding companies, Fund Asset Management, L.P., ("FAM") is a registered investment advisor and Merrill Lynch Corporate Bond Fund, Inc. (the "Fund") is a registered investment company. Shares of Common Stock beneficially owned by ML&Co. and ML Group are as a result of holdings of the Fund and various other investment funds and investment companies for which FAM and other entities affiliated with ML&Co. and ML Group act as investment advisors. The address of each of ML&Co. and ML Group is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and the address of each of FAM, Princeton Services, Inc. ("PSI"), and the Fund is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(11) All of such shares are held with shared voting and dispositive power.

(12) Includes 18,834 shares subject to acquisition pursuant to options exercisable under the 1995 Non-Employee Directors' Stock Option Plan.

(13) Includes 3,834 shares subject to acquisition pursuant to options exercisable under the 1995 Non-Employee Directors' Stock Option Plan.

(14) Includes 1,667 shares subject to acquisition pursuant to options exercisable under the 1995 Equity Incentive Plan.

(15) Includes 47,800 shares subject to acquisition pursuant to options exercisable under the 1995 Equity Incentive Plan.

(16) Includes 19,000 shares subject to acquisition pursuant to options exercisable under the 1995 Equity Incentive Plan.

(17) Includes 6,560 shares subject to acquisition pursuant to options exercisable under the 1995 Equity Incentive Plan.

(18) Includes 55,164 shares subject to acquisition pursuant to options exercisable under of the 1995 Equity Incentive Plan.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

    The names, ages and present principal occupations of the directors and executive officers of Grand Union as of June 1, 1997, are as set forth below.

NAME                                                       AGE                            POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------

Roger E. Stangeland..................................          68   Director and Chairman--interim Chief Executive
                                                                    Officer

Jeffrey P. Freimark..................................          42   Executive Vice President--Chief Financial and
                                                                    Administrative Officer

Gilbert C. Vuolo.....................................          53   Senior Vice President, Human Resources and Labor
                                                                    Relations

Francis E. Nicastro..................................          55   Vice President and Treasurer

William E. Kinslow...................................          58   Corporate Vice President--Management Information
                                                                    Systems

Daniel E. Josephs....................................          65   Director

William G. Kagler....................................          65   Director

David Y. Ying........................................          43   Director

James J. Costello....................................          67   Director

Clifford A. Miller...................................          68   Director

Goeffrey T. Moore....................................          40   Director

J. Richard Stonesifer................................          61   Director

    MR. STANGELAND has been Chairman of the Board and a Director of the Company since June 15, 1995. Mr. Stangeland was a Director and Chairman Emeritus of The Vons Companies, Inc. ("Vons"), a large supermarket chain based in Southern California from May 1994 until April 1997. From January 1986 through May 1994, he was Chief Executive Officer and Chairman of the Board of Vons. Mr. Stangeland is a past Chairman of the Board of the Food Marketing Institute, a national supermarket trade organization.

    MR. FREIMARK was named Executive Vice President, Chief Financial and Administrative Officer, on March 3, 1997. Prior to joining the Company, Mr. Freimark served as Executive Vice President and Chief Financial Officer of Pueblo Xtra International, Inc., a leading supermarket chain in the Commonwealth of Puerto Rico and the Territory of the U.S. Virgin Islands, from 1992 and as Senior Vice President, Finance, Administration and Treasurer beginning in 1986. Prior to that he was Vice President--Finance and Corporate Secretary of Kings Supermarkets, a New Jersey supermarket chain.

    MR. VUOLO was appointed Senior Vice President, Human Resources and Labor Relations, effective April 1, 1996. Prior to that, he served as Corporate Vice President, Personnel and Labor Relations, and Vice President, Labor Relations, from 1989 to 1994. Mr. Vuolo has been with the Company for 35 years.

    MR. NICASTRO has been Vice President and Treasurer of the Company since September 1989. Prior to that, he spent 20 years with the Singer Company, the last three of which were as Treasurer.

    MR. KINSLOW is Corporate Vice President--Management Information Systems. He has held the position since June 1985, when he joined the Company.

    MR. JOSEPHS is currently a self-employed consultant and has been a Director since June 15, 1995. Mr. Josephs served as Director, President and Chief Operating Officer of Dominick's Finer Foods, a supermarket chain based in the Chicago area, from 1985 until March 1995.

    MR. KAGLER has been a Director since June 15, 1995. Mr. Kagler served Skyline Chili, Inc. as Chairman of the Executive Committee of the Board from November 1994 until November 1995, as Chairman of the Board and Chief Executive Officer from November 1993 until November 1994, and as President and Chief Executive Officer from November 1991 until November 1993. Prior thereto, he served as President of The Kroger Co., a large supermarket chain based in Cincinnati. He also serves as a Director of The Fifth Third Bank, a bank, Union Central Life Insurance Co., a life insurance company, and The Ryland Group Inc., a home builder and mortgage insurance firm.

    MR. YING has been a Director since June 15, 1995. Mr. Ying has been a General Partner with the investment firm of Joseph, Littlejohn & Levy since June 1997. From January 1993 until June 1997, he was a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm, and the head of the firm's Restructuring Group. From January 1990 to January 1993, Mr. Ying was a Managing Director with Smith Barney, an investment banking firm. Mr. Ying also serves as a Director of Hayer Wheels International, Inc.

    MR. COSTELLO has been a Director of the Company since September 17, 1996. Mr. Costello was employed with the General Electric Company, a conglomerate, for 35 years, and as Comptroller (Chief Accounting Officer) for 12 years prior to his retirement in 1992.

    MR. MILLER has been a Director of the Company since September 17, 1996. Mr. Miller has served as a Senior Consultant to Shamrock Holdings, Inc. since 1978. From December 1986 through December 1991, Mr. Miller served as an Executive Vice President and a Director of Great Western Financial Corporation and Great Western Bank, both financial institutions. Mr. Miller also serves as a Director of L.A. Gear, Inc., a footwear company.

    MR. MOORE has been a Director of the Company since September 17, 1996. Mr. Moore has been a Managing Director of Shamrock Capital Advisors, Inc., an investment management company, since March 1992. From 1985 to 1992 he was an investment banker with Paine Webber Incorporated. He currently serves as a Director of Cacadian Farms, Inc., an organic foods manufacturer.

    MR. STONESIFER has been a Director of the Company since September 17, 1996. Mr. Stonesifer was employed with the General Electric Company, a conglomerate, for 37 years, serving most recently as President and Chief Executive Officer of GE Appliances, and an executive officer and Senior Vice President of the General Electric Company, from January 1992 until his retirement in 1996.

    Executive officers of Grand Union are appointed and serve at the discretion of the Board of Directors. Each director of Grand Union is elected for a period of one year and will serve until his successor is duly elected and qualified.

    In addition, the following individuals served as directors or executive officers of the registrant during Fiscal 1997:

NAME                                                           POSITIONS                        SERVED THROUGH
--------------------------------------------  --------------------------------------------  ----------------------

Kenneth R. Baum.............................  Senior Vice President, Chief Financial        January 3, 1997
                                              Officer and Secretary

William A. Louttit..........................  Director                                      September 17, 1996
                                              Executive Vice President and Chief
                                              Operating Officer                             February 18, 1997

Joseph J. McCaig............................  Director, President and Chief
                                              Executive Officer                             May 7, 1997

Douglas T. McClure, Jr......................  Director                                      September 17, 1996

Darrell W. Stine............................  Executive Vice President--Operations          March 31, 1997

NOMINEES

    Eight (8) directors have been nominated for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight (8) nominees named below, all of whom are presently directors of the Company. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who the proxy holders in their discretion may designate to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

    The election of directors shall be by the affirmative vote of the votes represented by shares present in person or represented by proxy at the meeting, with Common Stock and Preferred Stock voting together. The eight persons receiving the greatest number of votes will be elected as directors. There is no cumulative voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR: Roger E. Stangeland, James J. Costello, Daniel E. Josephs, William G. Kagler, Clifford A. Miller, Geoffrey T. Moore, J. Richard Stonesifer and David Y. Ying.

    Pursuant to the Stock Purchase Agreement, the Company is obligated to include the five nominees designated by the Investors in the Company's slate of nominees for election as directors at the Company's 1997 annual meeting of stockholders and any other meeting of stockholders at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997. Messrs. Stangeland, Miller, Moore, Costello, and Stonesifer constitute the five nominees designated by the Investors.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company currently comprises nine (9) members and there is one vacancy on the Board. Each director serves until the next annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board of Directors has two standing committees: a Compensation Committee and an Audit Committee.

    The Board of Directors of the Company held sixteen (16) meetings during the fiscal year ended March 29, 1997. From June 15, 1996 until September 17, 1996, the Board was comprised of Messrs. Stangeland, Joseph J. McCaig, Josephs, Kagler, William A. Louttit, Ying and Douglas T. McClure, Jr. Mr. Louttit and Mr. McClure resigned from the Board effective September 17, 1996, and Messrs. Costello, Miller, Moore, and Stonesifer were elected by the remaining directors to replace them. Mr. McCaig resigned from the Board effective May 7, 1997. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

    The Audit Committee reviews the results and scope of audit and other services provided by the Company's independent auditors and considers other matters related to the financial condition of the Company. The Audit Committee currently consists of Messrs. Costello, Josephs and Ying. During the fiscal year ended March 29, 1997, the Audit Committee held a total of three (3) meetings.

    The Compensation Committee sets the compensation for the chief executive officer, makes recommendations concerning salaries and incentive compensation for executive officers and key personnel, and during the fiscal year ended March 29, 1997, made recommendations as to whom stock options and other equity incentive awards would be granted under the 1995 Equity Incentive Plan and the terms of those awards. Members of the Compensation Committee are eligible to receive formula-based awards made under the terms of the 1995 Non-employee Directors' Stock Option Plan. The Compensation Committee presently consists of Messrs. Kagler, Miller and Stonesifer. During the fiscal year ended March 29, 1997, the Compensation Committee held a total of seven (7) meetings.

    The Board of Directors does not have a standing nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

EXECUTIVE COMPENSATION

    The following table sets forth compensation paid or accrued by the Company to the Company's Chief Executive Officer, four other executive officers, and two other executive officers who separated from the Company prior to year end, whose salary and bonus exceeded $100,000 for the fiscal year ended March 29, 1997 (collectively, the "Named Executive Officers"), for services rendered to the Company and its subsidiaries in all capacities during the three fiscal years ended March 29, 1997:

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL       COMPENSATION     -----------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                           -----------------------------------   OPTIONS/SARS(#)
                                                      ------------------------  -----------------       ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY($)  BONUS ($)(1)                      COMPENSATION ($)(2)
-----------------------------------------  ---------  ---------  -------------                     -------------------

Joseph J. McCaig.........................       1997    538,462       39,939           --                  13,221
  President and Chief                           1996    454,310       90,000         47,800               181,786
  Executive Officer                             1995    502,165       22,493           --                 980,968

Darrell W. Stine.........................       1997    305,927        8,314           --                   8,028
  Executive Vice President-                     1996    281,142       56,780         19,000                40,070
  Operations                                    1995    257,077       18,000           --                 621,911

Gilbert C. Vuolo.........................       1997    188,715       --               --                   4,920
  Senior Vice President,                        1996    145,792       29,440            6,560               4,244
  Human Resources                               1995    132,885        6,231               --               4,450

Francis E. Nicastro......................       1997    160,484       --               --                   6,355
  Vice President and                            1996    149,858  36,838 22,011        5,800                 4,411
  Treasurer                                     1995    133,018                        --                   5,090

William E. Kinslow.......................       1997    147,691       11,062           --                   5,821
  Vice President,                               1996    134,399       40,182          5,800                 5,460
  Management Information                        1995    129,992       25,963           --                   5,096
  Systems

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL       COMPENSATION     -----------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                           -----------------------------------   OPTIONS/SARS(#)
                                                      ------------------------  -----------------       ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY($)  BONUS ($)(1)                      COMPENSATION ($)(2)
-----------------------------------------  ---------  ---------  -------------                     -------------------
William A. Louttit.......................       1997    371,950       13,888           --                 590,993
  Executive Vice President                      1996    354,019       71,540         28,000                82,742
  and Chief Operating                           1995    335,669       15,037           --                 437,355
  Officer

Kenneth R. Baum..........................       1997    177,931       --               --                 224,052
  Senior Vice President,                        1996    203,654       42,000         11,720                 9,392
  Chief Financial Officer                       1995    152,769        7,154           --                  31,691
  and Secretary

------------------------

The "Other Annual Compensation" column was omitted since the aggregate amount of perquisites and other personal benefits in respect of Fiscal 1997, Fiscal 1996, and Fiscal 1995 is less than the lower of $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers and no other compensation of the type required to be described in the "Other Annual Compensation" column was paid in Fiscal 1997, 1996, or 1995.

(1) Included in the bonus column for Fiscal 1995 are amounts paid during Fiscal 1996 for performance in Fiscal 1995. All amounts included in the bonus column for Fiscal 1996 are retention payments paid for remaining in the Company's employ from the bankruptcy through the end of Fiscal 1996. Included in the bonus column for Fiscal 1997 are amounts paid during Fiscal 1998 for performance in Fiscal 1997.

(2) "All Other Compensation" includes the following: (i) contributions to the Company's Savings Plan under Section 401(k) made by the Company in Fiscal 1997, Fiscal 1996, and Fiscal 1995, respectively, for each of the named executive officers as follows: Mr. McCaig -- $1,875, $1,414, and $1,455; Mr. Stine -- $1,587, $1,563, and $1,547; Mr. Vuolo -- $1,598, $1,516, and
    $1,526; Mr. Nicastro -- $1,482, $520, and $1,543; Mr. Kinslow--$1,486,
    $1,470, and $1,506; Mr. Louttit -- $1,668, $1,526, and $765; and Mr. Baum --
    $3,480, $1,546, and $1,525; and (ii) premium payments for life insurance made by the Company in Fiscal 1997, Fiscal 1996, and Fiscal 1995, respectively, for each of the named executive officers as follows: Mr. McCaig -- $11,346, $10,843, and $31,090; Mr. Stine -- $6,441, $7,795, and
    $13,522; Mr. Vuolo -- $3,322, $2,416, and $2,612; Mr. Nicastro - $3,608,
    $3,891, and $4,812; Mr. Kinslow--$1,486, $1,470, and $1,506; Mr. Louttit --
    $3,325, $4,795, and $10,013; and Mr. Baum -- $2,172, $2,741, and $3,302. The
    Fiscal 1997 amounts for Messrs. Louttit and Baum include payments connected with their separation from the Company, in the following amounts: Mr. Louttit--$586,000 and Mr. Baum-- $218,400. The Fiscal 1996 and Fiscal 1995 amounts for Messrs. McCaig, Stine, Louttit, and Baum also include the value of securities distributed from custodial accounts established pursuant to non-competition and confidentiality agreements entered into by Messrs. McCaig, Stine, Louttit, and Baum in August 1993. Such amounts were distributed as a result of the Company's filing for bankruptcy in 1995, and offset the Company's obligations to such executives under Grand Union's Supplemental Retirement Program for Key Executives. Such distributions were made in Fiscal 1996 and Fiscal 1995, respectively, in the following amounts:
    Mr. McCaig -- $169,217 and $948,423; Mr. Stine -- $30,401 and $606,842; Mr.
    Louttit -- $76,109 and $426,577; and Mr. Baum -- $4,793 and $26,864.

    Effective March 3, 1997, the Company hired Jeffrey P. Freimark to serve as the Company's Executive Vice President-Chief Financial and Administrative Officer. Pursuant to the terms of a letter dated January 29, 1997, the Company agreed to pay Mr. Freimark an initial annual base salary in the amount of $325,000, a signing bonus in the amount of $150,000, and a car allowance of $44,000 per year. In addition, the Company agreed that Mr. Freimark will participate in the Company's bonus plan, with a maximum bonus of 40% of his base salary, based on achievement of certain Company budgets; provided, however, that for the fiscal year ending March 28, 1998, the Company guaranteed Mr. Freimark a minimum bonus payment of $25,000. Mr. Freimark has also been granted 20,000 stock options, vesting in equal increments over a four year period. Mr. Freimark is also eligible for other standard benefits provided to the Company's executive officers, including participation in the Company's Supplemental Early Retirement Plan and the Company's Equity Incentive Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES                       VALUE OF
                                                                 UNDERLYING UNEXERCISED              UNEXERCISED IN-THE-MONEY
                                                               OPTIONS/SARS AT FY-END(#)            OPTIONS/SARS AT FY-END ($)
                                                            --------------------------------  --------------------------------------
NAME                                                        EXERCISABLE     UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------  -----------  -------------------  -----------------  -------------------

J. McCaig.................................................      47,800                0                   0                   0

D. Stine..................................................      19,000                0                   0                   0

G. Vuolo..................................................       6,560                0                   0                   0

F. Nicastro...............................................       5,800                0                   0                   0

W. Kinslow................................................       5,800                0                   0                   0

W. Louttit................................................      28,000                0                   0                   0

K. Baum...................................................      11,720                0                   0                   0

                               PENSION PLAN TABLE

    The table below shows, on a combined basis for the Grand Union Company Employees' Retirement Plan (the "Retirement Plan"), and The Grand Union Company Supplemental Retirement Program for Key Executives (the "Supplemental Plan"), the estimated annual benefit payable upon retirement to specified compensation and years of service classifications of 5, 10 and 15 or more years of service. The credited years of service under these Plans for Messrs. McCaig, Louttit, Stine, Baum and Vuolo are 22 years, 20 years, 28 years, 13 years and 22 years, respectively. The current base compensation set forth in the "salary" column of the Summary Compensation Table does not differ substantially from covered compensation under these Plans. The retirement benefits shown are based upon retirement at age 62 and the payment of a single-life annuity to the employee.

                                                                        YEARS OF SERVICE
FINAL AVERAGE                                                   ---------------------------------
COMPENSATION                                                        5         10      15 OR MORE
--------------------------------------------------------------  ---------  ---------  -----------
$100,000......................................................  $  21,667  $  43,333   $  65,000
150,000.......................................................     32,500     65,000      97,500
200,000.......................................................     43,333     86,667     130,000
250,000.......................................................     54,167    108,333     162,500
300,000.......................................................     65,000    130,000     195,000
350,000.......................................................     75,833    151,667     227,500
400,000.......................................................     86,667    173,333     260,000
450,000.......................................................     97,500    195,000     292,500
500,000.......................................................    108,333    216,667     325,000
550,000.......................................................    119,167    238,333     357,500
600,000.......................................................    130,000    260,000     390,000

    During the fiscal year ending March 29, 1997, Messrs. Louttit and Baum separated from the Company. Mr. Loutitt is entitled to receive an annual pension of $141,008 under the retirement plan and, in addition to receive three Supplemental Plan payments of $178,333.33 on May 1, 1997, July 1, 1997 and September 1, 1997. Mr. Baum is entitled to an annual pension benefit of $84,293 based upon his age and length of service. Mr. Stine retired from the Company on March 31, 1997, and is eligible to receive a Supplemental Plan benefit. The actual Retirement Benefit that each participant eventually receives from the Retirement Plan may be lower upon application of the statutory benefit limitations under IRC Section 415. In addition, each participant may elect to receive his Retirement Benefit as early as age 55 in an actuarially reduced amount, or under one of the optional forms of payment.

    The benefits actually payable to an individual executive are reduced, in some cases substantially, through offsets for primary Social Security benefits and the actuarial equivalent of the value of securities received by those executives who received distributions in 1995 and 1994. Below, for each named executive, is the total estimated offset in each case expressed as a single life annuity payable beginning at age 62 based on the Supplemental Plan's definition of Actuarial Equivalence and a 7% interest rate conversion assumption.

                                                                                           ESTIMATED ANNUAL
                                                                                            PAYMENT OFFSET
                                                                                                AMOUNTS
                                                                                         ---------------------
                                                                              PRIOR       SOCIAL      TOTAL
                                                                           DISTRIBUTIONS SECURITY     OFFSET
                                                                           ------------  ---------  ----------
J. McCaig................................................................   $  209,000   $  18,000  $  227,000
D. Stine.................................................................       77,000      14,000      91,000
G. Vuolo.................................................................       --          18,000      18,000
W. Louttit...............................................................      105,000      18,000     123,000

               THE GRAND UNION COMPANY EMPLOYEES' RETIREMENT PLAN

    The Retirement Plan is a tax-qualified, noncontributory retirement plan, providing retirement benefits for the Company's eligible salaried and hourly non-union employees, union employees not covered by other pension plans, and all of its officers. Under the Retirement Plan, a participant's benefit is generally 1.5% of the average of his or her five consecutive years of highest annual compensation multiplied by years of service not in excess of 35 minus primary social security benefits. Benefits under the plan are paid under several alternatives, including monthly or lump sum payments at the employee's election. Benefits are normally payable at age 65; however, the plan provides for early retirement with reduced benefits commencing at age 55. The Internal Revenue Code places certain limits on pension benefits which may be paid under plans qualified under the Internal Revenue Code.

                SUPPLEMENTAL RETIREMENT PLAN FOR KEY EXECUTIVES

    The Supplemental Plan is a non-qualified pension plan pursuant to which certain key employees of Grand Union and its affiliates ("Participants") earn a supplemental pension in addition to the pension benefit to which they are entitled under the Retirement Plan. The pension benefit formula under the Supplemental Plan is expressed as an annual pension, payable monthly (i) if the Participant is not married on his retirement date, for the Participant's life, or (ii) if the Participant is married on his retirement date, the same amount as described in clause (i) for the duration of the Participant's life and thereafter 50% of such amount for the duration of the life of the Participant's surviving spouse. The amount of the annual pension payable upon retirement at age 62 or later is determined as the "target benefit" minus the "plan offsets". The "target benefit" is an annual pension equal to the product of 4-1/3% of the Participant's final year's base salary rate in effect immediately prior to his separation, multiplied by the Participant's number of years of credited service (up to 15 years) under the Supplemental Plan. "Plan offsets" for Participants retiring at age 62 or later are equal to the sum of the Participant's (i) primary Social Security benefits payable at the later of age 62 or the Participant's actual retirement age, (ii) benefits under the Retirement Plan payable at the later of age 62 or the Participant's actual retirement age in the form of a single life annuity, and (iii) benefits, if any, payable from the qualified retirement plan(s) of the Participant's previous employer(s). Participants may also retire early (i) at or after attaining age 50 but prior to attaining age 55, with the consent of Grand Union (the consent requirement is waived for a Participant who becomes disabled or is involuntarily terminated other than for cause), or (ii) at or after age 55, without any requirement for consent by Grand Union. For Participants who retire early, the "target benefit" is reduced by 5% per year for each year the Participant is under age 62. Supplemental Plan benefits are payable in an actuarially determined single sum no later than 30 days following the Participant's date of retirement or other termination of employment. In general, no Supplemental Plan benefits will be paid to a Participant whose employment with Grand Union terminates prior to the Participant's attaining age 50. In May 1995, the Bankruptcy Court approved a modification to the Supplemental Plan which provides that (x) in the case of Joseph J. McCaig, the base salary would be deemed to be an amount not less than $500,000 and (y) notwithstanding the general requirement of the Supplemental Plan, benefits will not be paid to persons who retire prior to age 50, except persons who were Participants in the Supplemental Plan prior to April 1, 1995, who will be eligible for early retirement without forfeiture of benefits under the Supplemental Plan from and after age 47 with Company consent.

                           COMPENSATION OF DIRECTORS

    Each non-employee director other than Mr. Stangeland receives an annual fee of $25,000 for serving on the Board, and meeting fees of $1,500 for each Board meeting attended in person, $750 for each committee meeting attended in person and each telephonic Board meeting attended, and $375 for each telephonic committee meeting attended. In addition, the Chairman of the Audit Committee, Mr. Costello, and the Chairman of the Compensation Committee, Mr. Kagler, receive $500 for each Committee meeting they attend in person as Chairman and $250 for each telephonic committee meeting they attend as

Chairman. Effective July 1, 1997, Directors will receive at least 50% of their Director fees in Common Stock and, at their election, may receive all such fees in Common Stock. Directors receive reimbursement of reasonable expenses incidental to attendance at meetings of the Board of Directors or its committees.

    Mr. Stangeland receives an annual retainer of $100,000 for serving as Chairman of the Board. In addition, Mr. Stangeland receives a $4,000 daily fee for days spent at the Company and when undertaking substantial travel on the Company's behalf. Mr. Stangeland absorbs incidental expenses incurred when working on the Company's behalf from his office in California. Mr. Stangeland was paid $351,000 in daily fees with respect to services performed during Fiscal 1997. Mr. Josephs and Mr. Kagler receive a $2,000 daily fee for activity on the Company's behalf which requires substantial travel. Mr. Josephs and Mr. Kagler received $4,000 and $4,000, respectively, with respect to services performed during Fiscal 1997.

    Each non-employee director also receives an automatic initial grant of options to purchase 5,000 shares of Common Stock, and additional grants to purchase 1,500 shares with each re-election by stockholders. All directors are reimbursed for expenses incurred on the Company's behalf.

                           INDEMNIFICATION AGREEMENTS

    The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by such person in connection with legal proceedings in which the person was involved by reason of being a director or officer of the Company. Under current law, such indemnification generally is available if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Under current law, such person is not indemnified in respect of matters as to which he or she has been adjudged liable to the Company unless a court determines that, under the circumstances, he or she is reasonably entitled to such indemnification. Comparable indemnification rights are also provided pursuant to the Company's Certificate of Incorporation.

                                SEVERANCE POLICY

    In May 1995, the Company adopted a severance policy with respect to its salaried employees whereby a salaried employee whose employment is terminated without cause or whose employment is constructively terminated is entitled to receive a lump-sum severance payment equal to (i) in the case of salaried employees holding the office of President, Executive Vice President or Senior Vice President, 18 months' base salary; (ii) in the case of salaried employees holding the office of Corporate Vice President, 12 months' base salary; (iii) in the case of salaried employees holding the office of appointed vice president or director, 6 months' base salary; and (iv) in the case of all other salaried employees, one week's base salary for each year of service to the Company up to a maximum of 26 weeks. Constructive termination is defined under the policy to mean an involuntary transfer that would require relocation outside the Company's current operating area or (x) with respect to persons holding the position of chief executive officer, chief operating officer or chief financial officer, either removal from such position or a reduction in salary of 5% or more in any year and (y) with respect to any other salaried employee, either a reduction in salary of 10% or more in any year or a reduction in grade level of more than two grades in any year.

                          CHANGE-IN-CONTROL PROVISIONS

    Under the Company's 1995 Equity Incentive Plan and 1995 Non-Employee Directors' Stock Option Plan, certain provisions take effect on a change-in-control of the Company. Under both plans, on the twentieth (20th) trading day prior to the effective date of the change in control, all stock options not otherwise vested become fully vested, and any restrictions or other conditions applicable to restricted stock or other incentives awarded under the 1995 Equity Incentive Plan lapse or are deemed satisfied and such awards become fully vested and/or immediately payable. In addition, the value of any canceled award is paid out in cash unless the award holder receives either
(i) the right to acquire the same basket of cash and securities available to holders of Common Stock, or (ii) if pooling of interests is a condition of the transaction, an equivalent right in a successor security which would enable the transaction to qualify for pooling of interests. Under both plans, a change-in-control is defined to include: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or (4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of determining whether a change in control has occurred, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors 500 ("S&P 500"), and the Standard & Poors Retail (Food Chains) Index, for the period that commenced on June 15, 1995, and ended on March 29, 1997, with data points for June 15, 1995 and March 29, 1997. The graph assumes that all dividends have been reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
       (THE GRAND UNION COMPANY, S&P 500, S&P RETAIL (FOOD CHAINS) INDEX)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     6/15/95    3/30/96    3/29/97
GUCO                      100         39         23
S&P 500                   100        123        144
S&P Retail (Food)         100        129        137

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 7 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR UNDER THE EXCHANGE ACT.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee ("Committee") is currently composed of William G. Kagler (Chair), Clifford A. Miller and J. Richard Stonesifer, three non-employee Directors of the Company. The Committee's primary duties include (I) reviewing the compensation levels of the Company's officers, including the Chief Executive Officer and certain other members of management, (ii) administering the Company's incentive bonus plans, (iii) making recommendations regarding the Company's overall stock option grant policy and/or awards to be granted under the Company's 1995 Equity Incentive Plan and (iv) related matters.

COMPENSATION PHILOSOPHY AND POLICIES

    Historically, the compensation philosophy of the Company has been to provide a balanced mix of base compensation, annual incentives, and retirement income, to attract and retain top-quality people who will contribute to the long-term performance and long-term growth of the Company. Annual and long-term incentives have been designed to link corporate and individual performance with compensation, and to align employee interests with stockholder interests. Special incentives and awards have been provided as circumstances warrant.

    During the past several years, the Company has sought to minimize incremental compensation expense while remaining sufficiently commensurate with comparable companies to attract and retain key personnel.

    During the first two fiscal years following the effective date of the Company's reorganization, the Company's incentive compensation has been designed to spur management's efforts in connection with the Company's organizational restructuring measures and efforts to secure a significant equity capital infusion.

    During the 1997 fiscal year, the Company adopted organizational restructuring measures which substantially eliminated its regional offices and consolidated its management functions, thereby reducing the number of employees. After the end of fiscal 1997, the Company announced additional restructuring measures designed to significantly further reduce the number of the Company's administrative employees.

    Accordingly, from the effective date of the reorganization through the latter part of the 1997 fiscal year, the compensation of the Company's executive officers was intended to reflect the assumption of increased responsibilities by the executives and the achievement of various financial and managerial objectives and personal development goals, while maintaining the Company's ability to attract and retain key personnel and securing management's commitment to preserving and improving the Company's performance through the transition period.

    Once the Company returns to profitability, in addition to the aforementioned considerations, compensation increases will be based on the overall performance by the Company during the preceding fiscal year, as measured in terms of criteria such as (i) annual long-term sales and earnings growth, (ii) market share gains, (iii) progress toward achieving the Company's long-term objectives, and (iv) return to shareholders.

ANNUAL SALARY

    Historically, the annual salaries of the CEO and other executive officers have been determined by reference to the mid-range of a varying mix of other supermarket retailers with comparable revenues and/ or geographic coverage. In July 1994, the CEO, all officers and vice presidents of the Company accepted a ten percent (10%) reduction in annual salary on the basis of the Company's poor performance. In May 1995, as part of the Company's Chapter 11 reorganization proceedings, the CEO's salary/bonus mix was further adjusted, reducing his annual salary by nearly eight percent (8%) in exchange for opportunities for an increased bonus. In 1996, the CEO received a $100,000 increase to bring his base salary to $550,000, thereby restoring his salary to approximately the level paid to him prior to the July 1994 reductions. The CEO resigned on May 7, 1997, without receiving a 1997 salary adjustment, although he did receive an annual performance incentive bonus for the 1996/97 fiscal year.

    The annual salaries of other executive officers were similarly reduced by ten percent (10%) in July 1994. In May 1995, as part of the Company's reorganization proceedings, the annual salaries of the other four executive officers were increased by amounts which reflected restoration of one-half of the prior year's reduction, plus an additional four percent (4%) market adjustment. The market adjustment was determined based on the average increases by other large food retailers and manufacturers headquartered in the same geographic area as the Company. In addition, two executive officers received promotions which were accompanied by more substantial increases. In May 1996, the executive officers received the remaining one-half restoration of their 1994 salary reductions as well as an additional four percent (4%) market adjustment.

ANNUAL PERFORMANCE INCENTIVES

    Annual bonuses are directly dependent on corporate performance, and are paid twice annually, based on performance during each half of the fiscal year. Bonuses for the fiscal year ending March 29, 1997 generally were based on the Company achieving specific measurable financial targets, principally with respect to the acheivement of specified levels of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) during each of the two half-year periods. Other elements of performance as to which bonuses could be achieved by certain officers included specified amounts of net sales and the results of individual operating units.

    The following annual incentive bonuses were earned by and paid to executive officers with respect to the Company's achievement of certain performance targets for the fiscal year ended March 29, 1997: Mr. McCaig, the Company's former CEO: $39,938; Mr. Louttit, the Company's former Executive Vice President and Chief Operating Officer: $13,888; and Mr. Stine, the Company's former Executive Vice President--Operations: $8,314.

LONG-TERM INCENTIVES

    The Company maintains two equity incentive plans, one for directors who are not also employees and the other for employees. Grants under these plans provide an immediate and direct link to stockholder interests. The Company and its stockholders benefit from the increased morale and productivity that the Company believes are associated with these grants, as well as the ability to retain key employees through the vesting provisions contained in the plans. Option grants to executive officers have been based on the executive's corporate level of responsibility. To date, executive officers have received only one grant of stock options since the adoption of the applicable equity incentive plan in 1995.

OTHER COMPENSATION

    Executive Officers, along with all other eligible employees, participate in the Company's pension plan, 401(k) plan, and other health and life insurance benefits. Senior executives, including those individuals who hold the positions of CEO, Executive Vice President and Senior Vice President, participate in a Supplemental Retirement Program (SERP), which provides a total retirement income of up to 65% of average annual compensation, reduced by amounts payable through social security, under the company-wide pension plan and under a predecessor SERP.

    During the 1995/96 fiscal year and during and immediately after the Company's reorganization, the Company was concerned with retaining key personnel who might otherwise have been attracted by incentives offered by competitors, or other business opportunities. Accordingly, prior to the tenure of the current Compensation Committee, certain executives were promised retention payments, payable to those executives who remained in the Company's employ through April 1, 1996. Such bonuses were paid on April 4, 1996. The Committee believes these payments were a material element in securing executive management's commitment to preserving and improving the Company's performance throughout the bankruptcy process, and to repositioning the Company during fiscal year end 1996. No special bonus arrangements were in effect during the last fiscal year.

TAX POLICY

    Internal Revenue Code ("IRC") Section162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement.

    Compensation paid to executive officers during the last fiscal year did not exceed the deductibility threshold. The Compensation Committee believes it is more likely than not that the Company will be able to fully deduct all compensation paid in the foreseeable future.

    The Company has endeavored to structure its long-term and other incentives to achieve maximum deductibility under Section162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, the Company's 1995 Equity Incentive Plan limits the number of shares which may be covered by stock options granted to any one individual. However, since long-term incentives allow an individual to concentrate significant compensation in a single year, and because corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that circumstances might arise under which some payments are not deductible under Section162(m).

CONCLUSION

    The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, during the past fiscal year a significant portion of the Company's executive compensation was based on corporate performance, with industry-competitive pay practices establishing a baseline. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Company. The

Company remains committed to this policy, recognizing the competitive market for talented executives may result in highly variable compensation for a particular time period.

July 22, 1997                          William G. Kagler, Chairman
                                       Clifford A. Miller
                                       J. Richard Stonesifer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors maintains a personnel and compensation committee (the "Compensation Committee") consisting of three directors. The Compensation Committee consists of Messrs. Kagler, Miller, and Stonesifer, with Mr. Kagler acting as Chairman. Messrs. Miller and Stonesifer have served on the Compensation Committee since September 1996, and Mr. Kagler since June 1995. Messrs. Stangeland and Josephs served on the Compensation Committee from June 1995 until September 1996.

    No member of the Board participates in decisions regarding his own compensation as an executive officer of Grand Union.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4, and 5. Officers, directors and greater than 10% beneficial stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of reporting forms furnished to the Company, or written representations of reporting persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended March 29, 1997, were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRE-BANKRUPTCY RELATIONSHIPS AND TRANSACTIONS

    On January 25, 1995, the Company filed a petition under Chapter 11 of the federal bankruptcy laws. The Company emerged from bankruptcy on June 15, 1995, the effective date of the bankruptcy court's approval of the Company's reorganization plan. Prior to June 15, 1995, the Company was a wholly owned subsidiary of Grand Union Capital Corporation ("Capital"), which in turn was a wholly owned subsidiary of Grand Union Holdings Corporation ("Holdings"). Holdings was controlled by Miller Tabak Hirsch + Co. ("MTH") and its affiliates, which also control Penn Traffic.

    The following applies to relationships that existed prior to June 15, 1995. Mr. Gary D. Hirsch served as Chairman and a Director of Grand Union and also as Chairman and a Director of Penn Traffic. Mr. Martin A. Fox served as a Director, Vice President and Assistant Secretary of Grand Union and Vice Chairman--Finance and Assistant Secretary of Penn Traffic. Messrs. Hirsch and Fox received compensation from MTH, of which Mr. Hirsch is a general partner of the managing partner, and Mr. Fox is Executive Vice President. Messrs. Hirsch and Fox did not receive salaries from Penn Traffic and did not participate in cash bonus plans of Penn Traffic, and received no compensation in their capacities as executive officers or directors of Grand Union.

    Until May 31, 1995, Mr. McCaig was a member of the Board of Directors of Penn Traffic, for which he received compensation of $10,000 per annum and $1,000 per Board of Directors meeting attended.

Mr. McCaig became a Director of Holdings in July 1989 and a Director of Capital in July 1992. He became President of Holdings and Capital in May 1993. Mr. McCaig served as a Director of Penn Traffic from September 1992 until May 1995.

    Mr. Hirsch is no longer a director of the Company. While he was a director, he was an indirect beneficiary of the following transactions. Prior to June 15, 1995, MTH was engaged as financial advisor to Penn Traffic and as a financial advisor to the Company, in the latter case pursuant to an agreement (the "MTH Agreement"), under which MTH was to have provided certain financial consulting and business management services to the Company through July 1997. In accordance with the Company's post-bankruptcy Reorganization Plan, the MTH Agreement was terminated on June 15, 1995 and Grand Union executed a settlement agreement (the "MTH Settlement Agreement"). The MTH Settlement Agreement provides for the termination of the MTH Agreement, payment by Grand Union of accrued and unpaid fees under the MTH Agreement through June 15, 1995, and for the indemnification of MTH and certain entities related to MTH (the "MTH Entities") from certain claims and liabilities, subject to the terms and limitations set forth in the MTH Settlement Agreement. The Company deposited $3.0 million relating to the indemnification in escrow on June 15, 1995. During Fiscal 1996, the Company paid $315,000 to MTH, pursuant to the MTH Agreement. On July 30, 1990, P&C Foods, which is indirectly controlled by MTH, and Grand Union entered into an Operating Agreement pursuant to which Grand Union acquired the right to operate 13 P&C Foods' stores in New England under the Grand Union name until July 2000. Pursuant to the Operating Agreement, Grand Union agreed to pay P&C Foods a minimum annual fee which will average $10.7 million per year during the ten-year lease term. Pursuant to the terms of the Operating Agreement, a $15 million prepayment of the annual fee was made to P&C Foods in connection with the recapitalization of the Company in 1992. The Operating Agreement was assumed during the Chapter 11 bankruptcy case and will continue on its current terms. From September 1993 until September 1995, Grand Union participated in a program to consolidate the purchasing, storage and distribution of health and beauty care and general merchandise product with Penn Traffic. During Fiscal 1996, Grand Union purchased from Penn Traffic's inventory of health and beauty care and general merchandise products at cost approximately $30.1 million for store operations and approximately $12.8 million at the termination of the agreement.

POST-BANKRUPTCY RELATIONSHIPS.

    Mr. Ying, a director of the Company since June 15, 1995, was a managing director of Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") from January 1993 to June 1997. During Fiscal 1995 and Fiscal 1996, DLJ acted as financial advisor to the Informal Committee of certain holders of Subordinated Notes in connection with the restructuring of the Company and received compensation from the Company of $1,278,000 for such services.

    Near the end of Fiscal 1996, the Company entered into an agreement with DLJ to provide investment banking services and advice to the Company. During the term of DLJ's engagement, it had the exclusive right to act as sole managing underwriter, exclusive placement agent, sole dealer manager or exclusive solicitation agent with respect to any public offering of the Company's securities, any private offering of any of the Company's debt securities, or any exchange offer or refinancing transaction relating to the Company's Senior Notes or other securities of the Company. The agreement also contains various other provisions, including an obligation by DLJ to keep confidential certain information provided to it by the Company, and an obligation by the Company to indemnify and hold harmless DLJ, its parent and its affiliates, and the directors, officers, agents, and employees of DLJ, its parent and its affiliates ("Indemnified Persons"), from and against various potential losses and liabilities arising out of or in connection with misstatements or omissions in disclosure documents or in connection with advice or services rendered by an Indemnified Person. In Fiscal 1997, the Company entered into the Stock Purchase Agreement in connection with which DLJ rendered various services pursuant to the agreement, including a Fairness opinion. In connection with the agreement DLJ received aggregate payments of $4,838,000, reflecting a

Transaction Fee of $3,753,000, a Fairness Fee of $1,000,000 (for a fairness opinion), and reimbursement of expenses in the amount of $85,000. DLJ received an additional fee of $250,000 for services rendered in connection with solicitation of consents and waivers from the holders of the Company's Senior Notes.

    In May, 1997, the Company entered into an agreement with DLJ to advise a Committee of Independent Directors (the "Committee") with advice in respect to the restructuring of obligations under the Stock Purchase Agreement. As compensation for the services provided to the Committee, the Company paid DLJ $500,000 in connection with a fairness opinion with respect to the June 1997 Acceleration and Exchange Agreement.

    Mr. Geoffrey T. Moore, a director, is a managing director and executive officer of Shamrock Capital Advisors, Inc. ("SCA"). Pursuant to a three-year management services agreement (the "Services Agreement") dated July 30, 1996 between the Company and SCA, SCA shall consult with and provide advice to the officers and management employees of the Company concerning matters (i) relating to the Company's financial policies and the development and implementation of the Company's business plans and (ii) generally arising out of the business affairs of the Company. The Services Agreement expires by its terms in September 1999. SCA's compensation for such management and consulting services under the Services Agreement was $300,000 in the fiscal year ending in 1997 and will be $400,000 for the fiscal year ending in 1998. The Company also reimburses SCA for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its services under the Services Agreement. The Company has agreed to indemnify SCA against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by SCA pursuant to the terms of the Services Agreement; provided that such liabilities did not result primarily from actions taken, or omitted to be taken, by SCA in bad faith or due to SCA's gross negligence or officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended March 30, 1996, were satisfied.

1996 PREFERRED STOCK PURCHASE

    In a series of related transactions commencing on July 30, 1996, the Investors have acquired beneficial ownership of an aggregate of approximately 70.77% of the Company's outstanding voting stock. On July 30, 1996, the Company entered into a definitive agreement (the "Stock Purchase Agreement") to sell $100 million of Preferred Stock A to an investment group comprised of Investors. Each share of Preferred Stock A is convertible into 6.8966 shares of Common Stock. Pursuant to the Stock Purchase Agreement, the Investors agreed to purchase, and the Company agreed to sell, an aggregate of 2,000,000 shares of Preferred Stock A at a purchase price of $50 per share in stages through February 25, 1998. On September 17, 1996, the first stage of the transaction was closed, and the Investors acquired 800,000 shares of Preferred Stock A for an aggregate purchase price of $40 million.

    At a subsequent closing held on February 25, 1997, the Investors purchased an additional 400,000 shares of Preferred Stock A for an aggregate purchase price of $20 million. Additional subsequent closings were scheduled for August 25, 1997 and February 25, 1998 (the "Subsequent Closings"). At the Subsequent Closings, the Investors would have been required to purchase an additional 400,000 shares of Preferred Stock A for an aggregate purchase price of $20 million.

    Pursuant to an Acceleration and Exchange Agreement (the "Acceleration Agreement"), dated June 5, 1997, among the Company and the Investors, the Company and the Investors agreed to accelerate the purchase and sale of the 800,000 shares of Preferred Stock A to have occurred at the Subsequent Closings (the "Accelerated Shares") for an aggregate purchase price of $40 million was accelerated to June 12, 1997 (the "Accelerated Closing") and to exchange the Accelerated Shares for 800,000 shares of Preferred Stock B (the "Exchange"). Immediately following the Accelerated Closing, the Investors completed the Exchange pursuant to which they received an aggregate of 800,000 shares of the Preferred Stock B, in consideration for their surrender of the Accelerated Shares. Trefoil and GEI obtained the necessary funds to purchase the Preferred Stock from capital contributions from their respective partners.

    In connection with the closing of the initial purchase by the Investors of Preferred Stock A, the Company paid to each of SCA (as investment manager for Trefoil) and GEIM (as investment manager for GEI) a $2,000,000 transaction fee. The Company has also agreed to pay directly, or reimburse the Investors for, all fees and expenses incurred by the Investors in connection with the Stock Purchase Agreement and the transactions contemplated thereby, up to a maximum amount of $1 million.

STANGELAND PREFERRED STOCK PURCHASE

    On March 20, 1997, the Company consummated the sale to The Roger Stangeland Family Limited Partnership (the "Partnership"), of 60,000 shares of Preferred Stock A at a purchase price of $50.00 per share (the "Stangeland Shares"), pursuant to the terms of a Stock Purchase Agreement, dated February 25, 1997, as amended by Amendment No. 1 thereto dated as of March 20, 1997 (as so amended, the "Stangeland Stock Purchase Agreement"), between the Company and Roger Stangeland. Pursuant to a Stockholder Agreement, dated February 25, 1997 (the "Stangeland Stockholder Agreement"), among the Investors, Mr. Stangeland and the Company, Mr. Stangeland has granted to the Investors certain take-along rights, the Investors have granted to Mr. Stangeland certain tag-along rights, and the Investors and the Company have granted to Mr. Stangeland certain registration rights related to the Stangeland Shares and any shares of Preferred Stock A, and Common Stock, if any, paid as dividends with respect to the Preferred Stock A (collectively, "Securities"). Pursuant to an Addendum, dated as of March 20, 1997, to the Stangeland Stockholder Agreement, the Partnership has succeeded to all of the rights, and has assumed all of the obligations, of Mr. Stangeland pursuant to the Stangeland Stockholder Agreement. The Investors disclaim any and all beneficial ownership of the Stangeland Shares or any additional Securities acquired by the Partnership in respect of the Stangeland Shares.

                                  PROPOSAL TWO

                   ADOPTION OF ASSOCIATE STOCK PURCHASE PLAN

    On June 19, 1997, the Board of Directors approved (subject to shareholder approval at the Annual Meeting) the Company's Associate Stock Purchase Plan (the "Plan") covering 1,000,000 shares of Common Stock. The following is a summary of certain terms of the Plan, the full text of which is set forth in Appendix A annexed to this Proxy Statement.

PURPOSE

    The purpose of the Plan is to align the interests of the employees of the Company more closely with the interests of the Company's shareholders, to foster continued cordial relations with the employees of the Company and to provide additional compensation to employees in exchange for future service by providing employees of the Company with an opportunity to purchase shares of Common Stock.

OFFERING PERIODS; INVESTMENT LIMITATIONS

    Employee purchases will be made on a quarterly basis, beginning with the quarter commencing on October 1, 1997 (each calendar quarter, an "Offering Period"). Employees who elect to participate in the Plan will authorize the Company to withhold a specific amount from each paycheck. In addition, participants may make additional contributions to purchase shares pursuant to the Plan. All contributions, whether made by payroll deduction or by additional contribution, are subject to the following limitations: (i) no participant may contribute less than $4 or more than $400 per week; (ii) the sum of all payroll contributions and additional contributions per participant during an Offering Period shall not exceed $5,200; (iii) no participant may purchase shares in excess of $5,200 divided by 85% of the "Fair Market

Value" (as defined in the Plan) of a share of the Company's Common Stock on the first day of the Offering Period on which the stock exchange trading the Company's Common Stock is open for trading; (iv) no contributions may be made after the Participant's employment terminates for any reason; and (v) no participant may purchase shares at a rate which exceeds $25,000 of the Fair Market Value of such shares (determined at the time such option is granted) during each calendar year. If, during a particular Offering Period, a participant makes contributions in excess of the foregoing limitations, then the Company will credit such participant for excess contributions either through the Company's payroll process or by check payable directly to such participant. In addition, no participant will be permitted to purchase shares pursuant to the Plan if, immediately thereafter, such participant will own stock having five percent or more of the voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

ELIGIBILITY

    In order to be eligible to participate in the Plan for any Offering Period, an eligible employee must have been continuously employed by the Company during the six months immediately preceding the commencement of the Offering Period and must not be on a leave of absence at the beginning of the Offering Period. For purposes of the Plan, any eligible employee who is already a participant in the Plan and takes a leave of absence shall remain eligible to participate in the Plan for a period of ninety (90) days from the date such leave begins. If otherwise eligible, members of the Board of Directors shall be permitted to participate in the Plan, Non-employee Directors and non-employee officers shall not be permitted to participate in the Plan.

PURCHASE PRICE; PAYMENT

    For any Offering Period, shares of Common Stock will be purchased under the Plan at a price equal to 85% of the lesser of (i) the Fair Market Value of the Common Stock on the first day of such Offering Period on which the stock exchange trading the Company's Common Stock is open for trading and (ii) the Fair Market Value of the Common Stock on the last day of such Offering Period on which the stock exchange trading the Company's Common Stock is open for trading.

    The Company will maintain an account for each participant to record all payroll deductions made by such participant during the Offering Period. No interest shall accrue on such accounts. At the end of each Offering Period, the Company will utilize the amounts invested by participants to purchase Common Stock (whole and fractional shares) at the purchase price determined in accordance with the formula described above, subject in all instances to the purchase limitations also described above.

ENROLLMENT

    In order to participate in the Plan with respect to an Offering Period, an employee must enroll in the Plan not less than fifteen (15) days (seven (7) days with respect to the initial Offering Period) prior to, and must satisfy all eligibility requirements as of the first day of the Offering Period. Enrollment forms will be made available by, and must be returned to, the Company's Benefits Department or other office designated by the Company. Unless a participant or the Company terminates a participant's enrollment, enrollment will automatically carry over from one Offering Period to the next; employees need not re-enroll each Offering Period in order to continue participating in the Plan.

TERMINATION OF PARTICIPATION AND CHANGES IN CONTRIBUTIONS

    A participant who has enrolled in the Plan for any Offering Period may terminate participation in the Plan by notifying in writing the Company's Benefits Department or other office designated by the Company not less than fifteen (15) days prior to the effective date of the proposed termination. If a participant terminates participation in the Plan during an Offering Period, such participant's accumulated payroll contributions and additional contributions will be used to purchase shares at the end of the Offering Period. An employee shall automatically be deemed to have terminated participation in the Plan upon termination of employment for any reason (other than retirement), and the Company will return to the participant any payroll deductions/contributions made by such participant during the then-current Offering Period. Any leave of absence in excess of ninety (90) days shall be considered a termination of employment for purposes of the Plan. Upon termination of employment as a result of retirement (in accordance with the Company's retirement policy), a participant may withdraw all or a portion of any payroll deductions/contributions made by such participant during the then-current Offering Period by notifying in writing the Company's Personnel Benefits Department or other office designated by the Company not less than fifteen (15) days prior to the last day of such Offering Period, and any amounts not withdrawn in such a manner shall be utilized to purchase shares of Common Stock in accordance with the general terms of the Plan. An employee who terminates participation in the Plan during an Offering Period may not re-enter the Plan until the following Offering Period.

    Participants may increase or decrease the amount of their payroll deductions by notifying in writing the Company's Benefits Department or other office designated by the Company. Such changes must be received by the Company no later than fifteen days prior to the proposed effective date of the change.

SHARES COVERED BY THE PLAN

    A total of 1,000,000 shares of Common Stock may be purchased pursuant to the Plan. Such shares may either be treasury or authorized but unissued shares. In addition, the Plan authorizes the Company to purchase shares of the Company's Common Stock in the open market for resale under the Plan. The number of shares subject to the Plan may be subject to adjustment as a result of certain changes in the capitalization of the Company.

ADMINISTRATION

    The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), which is composed of Directors who are "non-employee directors" for purposes of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, so long as the Plan continues to be governed by the provisions of such rule. The Committee is authorized to make, administer and interpret rules and regulations determined by the Committee to be necessary to administer the Plan. Any determination, decision or action made or taken by the Committee in connection with the administration, interpretation or application of the Plan will be binding upon all participants.

    Pursuant to the Plan, the Company shall indemnify the members of its Board of Directors, the members of the Committee, and the participants in the Plan for any actions taken or determinations made in good faith by such persons in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein resulting from the performance of such persons' respective duties under the Plan.

AMENDMENT OR TERMINATION

    The Board of Directors of the Company may amend or terminate the Plan at any time; however, no such amendment or termination shall adversely affect the rights of any participant with respect to a previously granted option without such participant's consent. Unless sooner terminated by the Board of Directors, the Plan shall terminate upon the first of the following to occur: (i) September 30, 2007 or (ii) the date on which all of the shares reserved for issuance under the Plan have been purchased. In the event that the Plan is terminated prior to the last day of an Offering Period, such Offering Period shall be deemed to have ended on the effective date of such termination.

    The Board may terminate the Plan as of the effective date of any "Change of Control" (as defined by the Plan). At which time, the Company will (i) return all contributions that were contributed during the

Offering Period in which the Change of Control occurred and (ii) pay an amount ("Award Value") to each participant to compensate for any options that terminated as a result of the Change of Control equal to (a) the amount by which the average market price of the Company's Common Stock over the twenty (20) days preceding the Change of Control exceeds the option price, times (b) the total amount of contributions made by the participant during the Offering Period in which the Change of Control occurs divided by the option price. No options will be terminated and no Award Value will be paid, however, if the participant receives qualified replacement options or the acquiring company assumes the Plan and all outstanding options.

FEDERAL INCOME TAX CONSEQUENCES

    The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, but is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. Under such a plan, a participant who holds the stock to a date that is more than two years from the date of option grant and one year from the date of purchase (or death) must include as compensation income in the year of disposition of shares purchased under the Plan (or in the year of the participant's death) the lesser of (a) the excess of the Fair Market Value of the shares at the time of disposition (or death) over the purchase price or (b) the excess of the Fair Market Value of the shares at the time the option was granted over the purchase price. Any additional appreciation in value is considered a capital gain. Also, if these holding requirements are met, the Company is not entitled to any deduction for tax purposes. If the participant does not meet the holding period requirements, the participant realizes at the time of disposition ordinary compensation income to the extent of the difference between the fair market value of the shares on the purchase date and the price paid for the shares, and an amount equal to such ordinary income is deductible by the Company in the year of the disposition. Any additional appreciation in value is similarly considered a capital gain to the participant.

ADMINISTRATIVE MATTERS

    The Company will receive no consideration from the grant of options under the Plan. The amounts received by the Company upon the purchase of shares of its Common Stock pursuant to the Plan will be considered part of the general assets of the Company and will be used for general corporate purposes.

    No current directors who are not employees will receive any benefit as a result of adoption of the Plan. The benefits that will be received as a result of the adoption of the Plan by the current executive officers of the Company and by all eligible employees are not currently determinable. As of July 25, 1997, approximately 15,000 employees of the Company would be eligible to participate in the Plan had it been implemented on that date.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S ASSOCIATE STOCK PURCHASE PLAN.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 28, 1998, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                    OTHER MATTERS TO COME BEFORE THE MEETING

    The Company knows of no other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement properly comes before the meeting, it is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

               STOCKHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

    Nominations of persons for election to the Board of Directors at the annual meeting or by the written consent of the stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with certain notice procedures. A stockholder's nomination of a person for election to the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, not less than sixty days prior to the meeting or the date the stockholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. In connection with any annual meeting, the Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure, or otherwise properly made by the Board of Directors, was defective and shall be disregarded.

             STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

    Federal proxy rules specify what constitutes timely submission for a stockholder proposal to be included in a subsequent proxy statement. Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders generally must be received by the Company at its principal executive offices no later than April 27, 1998, in order to be considered for inclusion in the Company's proxy statement relating to that meeting. In addition, to be properly brought before the meeting under the Company's Bylaws, a stockholder's notice must be received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, within the time specified in the federal proxy rules for timely submission of a stockholder proposal or, if not within such time, then not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

    The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section I, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                          The Board of Directors

    The Annual Report to Stockholders of the Company for the fiscal year ended March 29, 1997, is being mailed concurrently with this proxy statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

    COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, THE GRAND UNION COMPANY, 201 WILLOWBROOK BOULEVARD, WAYNE, NEW JERSEY 07470

                                   APPENDIX A

                            THE GRAND UNION COMPANY
                         ASSOCIATE STOCK PURCHASE PLAN
                               TABLE OF CONTENTS

       1.  Purpose..........................................................................           2
       2.  Definitions......................................................................           2
       3.  Eligibility......................................................................           3
       4.  Offering Period..................................................................           3
       5.  Participation....................................................................           3
       6.  Contributions....................................................................           3
       7.  Grant of Option..................................................................           4
       8.  Exercise of Option...............................................................           5
       9.  Delivery.........................................................................           5
      10.  Withdrawal; Termination of Employment............................................           5
      11.  Stock............................................................................           6
      12.  Administration...................................................................           7
      13.  Non-transferability..............................................................           7
      14.  Statements.......................................................................           7
      15.  Changes in Capitalization........................................................           7
      16.  Certain Corporate Transactions...................................................           8
      17.  Amendment........................................................................           8
      18.  Stockholder Approval.............................................................           9
      19.  Termination......................................................................           9
      20.  Employment Relationship..........................................................           9
      21.  Notices..........................................................................           9
      22.  Government and Other Regulations.................................................           9
      23.  Applicable Law...................................................................           9

                            THE GRAND UNION COMPANY
                         ASSOCIATE STOCK PURCHASE PLAN

    The following constitutes the provisions of The Grand Union Company Associate Stock Purchase Plan (herein called the "Plan"). As used herein the terms "Company" and "Grand Union" refer to The Grand Union Company and, where appropriate, any Participating Company of The Grand Union Company.

1. PURPOSE.

    The purpose of the Plan is to align Associate interests more closely with stockholder interests, foster continued cordial Associate relations, and provide additional compensation in exchange for the future services of Associates, all by providing Associates of the Company with an opportunity to purchase Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code and the regulations promulgated thereunder.

2. DEFINITIONS.

    (a) "ASSOCIATE" means an employee of The Grand Union Company or a Participating Company.

    (b) "BOARD" means the Board of Directors of The Grand Union Company.

    (c) "CODE" means the Internal Revenue Code of 1986, as amended.

    (d) "COMMITTEE" means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer this Plan.

    (e) "COMMON STOCK" means the Company's common stock, par value of $0.01 per share.

    (f) "DEDUCTION ACCOUNT" means a bookkeeping account maintained by the Company to keep track of a Participant's payroll contributions within a particular Offering Period prior to the Purchase Date.

    (g) "ELIGIBLE ASSOCIATE" has the meaning specified in Section 3.

    (h) "FAIR MARKET VALUE" means, with respect to the Company's Common Stock as of a specific date, the last sale price on that date as reported by the principal exchange on which the Company has listed its Common Stock for trading or by the National Association of Securities Dealers, Inc. Automated Quotations System or such other similar system then in use (each, a "nationally recognized exchange"), or if no sale is made on such date, the corresponding last sale price on the first preceding date on which the Company's Common Stock was sold. If the Company's Common Stock is not listed for trading on any nationally recognized exchange, then "Fair Market Value" means the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Committee; or if such prices are not available, the Fair Market Value of such Stock as of such date as determined in good faith by the Committee.

    (i) "OFFERING PERIOD" has the meaning specified in Section 4.

    (j) "OPTION GRANT DATE" means the first Trading Day of each Offering Period of the Plan.

    (k) "OPTION PRICE" has the meaning specified in Section 7.

    (l) "PARTICIPANT" means an Eligible Associate who has become a Participant in the Plan pursuant to section 5.

    (m) "PARTICIPATING COMPANY" means any present or future parent or subsidiary of the Company (determined by reference to Section 424 of the Internal Revenue
Code) designated by the Board to be a Participating Company.

    (n) "PLAN AGENT" means a third party selected by the Company to hold shares, maintain records and provide administrative services with respect to the Plan.

    (o) "PURCHASE ACCOUNT" means an account in the Participant's name maintained by the Plan Agent, which reflects the number of shares purchased under the Plan by the Participant and credited pursuant to Section 9.

    (p) "PURCHASE DATE" means the last Trading Day of each Offering Period of the Plan.

    (q) "TRADING DAY" means a day on which the stock exchange, which trades Grand Union Common Stock, is open for trading.

3. ELIGIBILITY.

    Any Associate who has been continuously employed with the Company for a period of at least six months ending on or prior to the first day of an Offering Period shall be an Eligible Associate with respect to such Offering Period, unless the Associate is on a leave of absence at the beginning of the Offering Period. An Associate who has been continuously employed shall be an Eligible Associate as of the date in the sixth month after the Associate's employment commencement date, which corresponds numerically with the Associate's employment commencement date. Members of the Board or the Committee who are Eligible Associates are permitted to participate in the Plan.

4. OFFERING PERIOD.

    Absent action by the Board, each Offering Period shall be for a period of three calendar months, commencing on the first day of January, April, July and October and ending, respectively, on the last day of March, June, September and December. The Board may, without shareholder approval, (i) change the commencement date and duration of Offering Periods with respect to future offerings, if such change is announced at least thirty (30) days prior to the scheduled beginning of the first Offering Period to be affected by such change or (ii) cancel an offering at any time prior to the commencement date. The Initial Offering Period under the Plan shall be from October 1, 1997 through December 31, 1997. An Offering Period shall be deemed to have ended on the effective date upon which the Plan is terminated in accordance with the provisions of Section 19.

5. PARTICIPATION.

    An Associate may become a Participant by completing an enrollment form provided by the Company and filing that form with the designated Company office not later than the fifteenth (15th) day prior to the commencement of an Offering Period with respect to which he or she is an Eligible Associate, subject to the limitations imposed by the Plan. Enrollment forms for the Initial Offering Period must be received by the designated Company office not later than seven
(7) days prior to the commencement of the Initial Offering Period. An Associate who becomes an Eligible Associate after the first day of an Offering Period may not participate in the Plan until the next Offering Period.

6. CONTRIBUTIONS.

    (a) At the time a Participant files his or her enrollment form, he or she shall elect to have payroll contributions deducted on each payday during the Offering Period, subject to the maximum prescribed in Section 6(e). Unless the Committee provides otherwise, the amount to be deducted from each Participant's pay is to be designated as a specific dollar amount, with a minimum deduction of Four Dollars ($4) per weekly payroll period and a maximum deduction of Four Hundred Dollars ($400) per weekly payroll period. All payroll contributions authorized by a Participant shall be withheld by the Company from the Participant's pay and the Company shall maintain a Deduction Account in the name of the Participant until such amounts are credited to the Participant's Purchase Account as of the next Purchase Date.

    (b) A Participant's payroll deduction election shall remain in effect until changed or revoked or participation is otherwise terminated as provided in
Section 10, or by the Company. Payroll contributions shall be made for each payroll period ending during a particular Offering Period.

    (c) A Participant may make additional contributions, subject to the limits of Section 6(e), by making payment in the manner specified by the Company at least fifteen (15) days prior to the end of the Offering Period.

    (d) A Participant may discontinue his or her participation in the Plan as provided in section 10, and may decrease or increase the rate of his or her payroll contributions during the Offering Period by completing and filing with the Company a new authorization for payroll deduction. The new authorization must be received by the Company at least fifteen (15) days prior to the proposed effective date of the change.

    (e) The aggregate of all payroll contributions and additional contributions per Eligible Associate during an Offering Period shall not exceed Five Thousand Two Hundred Dollars ($5,200), unless the Offering Period is other than a period of three calendar months, in which case such aggregate deductions and contributions shall not exceed the product of Four Hundred Dollars ($400) times the number of weeks during the Offering Period with respect to which such amounts are accumulated, rounded to the nearest full week.

    (f) All payroll contributions or additional contributions received or held by the Company or the Plan Agent under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such amounts.

    (g) No interest shall accrue on amounts held in a Participant's Deduction Account or Purchase Account.

    (h) Contributions and deductions during a particular Offering Period may not be withdrawn prior to the Purchase Date, except as provided under Section 10.

    (i) No further contributions may be made by a Participant after the date on which his or her employment with the Company, or any Participating Company, terminates for any reason.

7. GRANT OF OPTION.

    (a) On each Option Grant Date, each Participant in the Plan shall be deemed to have been granted an option to purchase (at the per share Option Price) a maximum number of shares of the Company's Common Stock, rounded to the nearest ten thousandth of a share, determined by dividing: (i) Five Thousand Two Hundred Dollars ($5,200), by (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on such Option Grant Date; but in no event shall such number be greater than the amount permitted under Section 7(b) of this Plan. For any Offering Period which is not a calendar quarter, the amount determined under (i) above shall be no greater than Four Hundred Dollars ($400) times the number of weeks during the Offering Period.

    (b) EXCEPTIONS. Any provisions of the Plan to the contrary notwithstanding, any option granted to a Participant shall be limited so that:

        (i) immediately after the grant, such Participant would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including stock which the Participant may purchase under outstanding options and stock the ownership of which is attributed to the Participant under Section 424(d) of the Code), and

        (ii) the Participant's rights to purchase shares under all employee stock purchase plans of the Company and its parent or subsidiaries shall not accrue (i.e., first become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is exercisable and outstanding at any time.

    (c) The Option Price per share of such shares shall be the lower of: (i) 85% of the Fair Market Value of a share of the Company's Common Stock on the Option Grant Date; or (ii) 85% of the Fair Market Value of a share of the Company's Common Stock on the Purchase Date. In each case, the per share Option Price shall be rounded to the nearest ten thousandth of a dollar.

8. EXERCISE OF OPTION.

    (a) AUTOMATIC EXERCISE. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically for the number of whole and fractional shares (rounded to the nearest ten-thousandth) which the amount in the Participant's Purchase Account on the Purchase Date could purchase at the Option Price, but not in excess of the number of shares determined in Section 7(a). An option is exercisable only on the Purchase Date and only to the extent of the amount in the Participant's Purchase Account. A Participant's option to purchase shares hereunder is exercisable only by the Participant or, in the event of the Participant's death or incompetence, the Participant's legal representative. No options shall be exercisable unless and until stockholders approve this Plan within twelve months before or after its adoption by the Board of Directors.

    (b) WITHHOLDING TAXES. The Company may prescribe procedures under which the amount of federal, state or local taxes required to be withheld must be paid to the Company by a Participant before shares are issued to that Participant, or may be deducted, either at the time of exercise or following disposition of shares purchased, from a Participant's pay, the Participant's Deduction Account or the Participant's Purchase Account.

    (c) EXCESS CONTRIBUTIONS. Any excess contributions remaining in the Participant's Purchase Account after each purchase of the shares on the Purchase Date will be credited to the Participant through the Company payroll or otherwise be paid directly to the Participant by check, at the Company's discretion.

9. DELIVERY.

    As promptly as practicable after each Purchase Date of each offering, the Company shall arrange to have credited to the Participant's Purchase Account the number of whole and fractional shares purchased by the Participant. Shares issued under the Plan may be issued only in the name of the Participant or in the street name for the company holding shares for the Plan Agent. Shares held in a Participant's Purchase Account may be transferred from that account at any time by sale, gift, will, operation of the laws of descent and distribution, or domestic relations order. Shares may not be issued to the Participant in certificate form or transferred (other than by sale, gift, will, operation of the laws of descent and distribution, or domestic relations order) within two years from the Option Grant Date applicable to the shares being transferred, without the written consent of the Company. In the event shares are distributed to the Participant in certificate form, the Participant shall receive a certificate for the number of whole shares requested, and if no other whole shares remain, shall receive cash in lieu of any fractional share, based on the selling price of shares sold to cover the fractional share.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

    (a) RETIREMENT. On termination of the Participant's employment by reason of retirement, in accordance with Company policy, the Participant may withdraw any or all amounts held in his or her Deduction Account and shares credited to his or her Purchase Account by filing a written request with the designated office of the Company at least fifteen (15) days prior to the end of the Offering Period. Amounts not withdrawn from the Participant's Deduction Account will be applied to purchase shares at the end of the Offering Period.

    (b) TERMINATION. If the Participant's employment is terminated prior to the end of an Offering Period for any reason other than retirement, including permanent disability or death, and such termination is recorded on Company records prior to the end of the Offering Period, the payroll contributions and additional contributions credited to the Participant's Deduction Account will be returned to him or her, or in the case of his or her death, to the executor or administrator of his or her estate, and his or her option will be canceled.

    (c) LEAVE OF ABSENCE. An Eligible Associate or a Participant who has been granted a leave of absence shall, for purposes of the Plan, be deemed an Associate for the first 90 days of such leave of absence, and thereafter shall, for the purposes of the Plan, be deemed to have terminated employment on the 91st day of such leave of absence. Payroll contributions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant, unless the Participant has been on an unpaid leave of absence for more than ninety (90) days, or unless the Participant was on leave at the beginning of the Offering Period, in which cases the Participant shall not be permitted to re-enter the Plan until an enrollment form is filed by the Participant with respect to a subsequent Offering Period which commences after such Participant has returned to work from the leave of absence.

    (d) CESSATION OF PARTICIPATION. A Participant may terminate participation in the Plan as of any date during an Offering Period by giving written notice thereof (on a form approved by the Committee) to an office designated by the Company at least fifteen (15) days in advance of the proposed effective date of such termination. Nevertheless, if the revocation becomes effective during an Offering Period, any accumulated payroll contributions and additional contributions will be used to purchase shares at the end of the Offering Period. A Participant who terminates participation in the Plan during an Offering Period may not re-enter the Plan until the following Offering Period.

    (e) INVOLUNTARY CLOSURE OF ACCOUNT. At the Company's discretion, a Participant's Purchase Account may be closed at any time by distributing directly to the Participant a certificate representing the number of whole shares in the Purchase Account and paying out any fractional share in cash. A Participant's Purchase Account shall be closed upon or after the Participant's termination of employment if the Participant's Purchase Account consists solely of shares that were purchased as of the end of an Offering Period the first day of which is more than two (2) years prior to the date of the termination of the Participant's employment with the Company or any Participating Company.

11. STOCK.

    (a) The maximum number of shares of the Company's Common Stock which may be sold pursuant to all options exercised under the Plan shall be One Million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 15. The shares to be sold to Participants in the Plan may be, at the election of the Company, either treasury shares or authorized but unissued shares. In addition, the Company may acquire shares of the Company's Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to purchase pursuant to
Section 8 hereof exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform and equitable a manner as is practicable. In such event, the Company may reduce the rate of payroll contributions as appropriate.

    (b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

12. ADMINISTRATION.

    (a) The Plan shall be administered by the Committee. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee may delegate part or all of its responsibilities, other than the authority to amend the Plan, subject to the limitations of law and of the Plan. In the absence of any specific delegation, such responsibilities shall be deemed delegated to the Company.

    (b) The Plan shall be administered in a manner that assures all Participants the same rights and privileges. The Committee shall have the final authority to interpret the Plan, and any decision by the Committee in connection therewith shall be final, conclusive and binding upon all Participants and other persons.

    (c) No member of the Board or the Committee, and no Associate of the Company, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have, members of the Board, members of the Committee and Associates shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the performance of duties under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the person seeking indemnification is liable for gross negligence or willful misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

    (d) All costs and expenses incurred in administering the Plan not chargeable to the Participant's Deduction and/or Purchase Account shall be paid by the Company. The Board or the Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

13. NON-TRANSFERABILITY.

    Any option to purchase shares under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect.

14. STATEMENTS.

    Statements of account will be delivered to Participants promptly following each Purchase Date, which statements will set forth the amounts of payroll contributions and additional contributions, the per share purchase price, the number of shares purchased and any excess contributions.

15. CHANGES IN CAPITALIZATION.

    In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately.

16. CERTAIN CORPORATE TRANSACTIONS.

    (a) CASH-OUT OF OPTIONS. Subject to paragraph (c) below, the Board of Directors may elect to terminate this Plan and any pending Offering Period as of the effective date of a Change of Control, in which case the Company shall (1) pay to each Participant whose options have been terminated an amount equal to the Award Value with respect to such options, such payment to be made within 30 days after the Change of Control, and (2) the Company and the Plan Agent shall return to each Participant all payroll contributions withheld and additional contributions credited during the Offering Period in which the Change of Control occurred. For purposes of this section, the Award Value shall be determined as
(i) the amount by which the Market Price exceeds the Option Price, times (ii) the aggregate of payroll contributions and additional contributions so returned to the Participant, divided by the Option Price. The Market Price shall be determined as the average of the Fair Market Value of the Company's Common Stock for the period of twenty (20) trading days ending on the effective date of the Change of Control.

    (b) PROPERTY IN LIEU OF OPTION. Notwithstanding the foregoing, the termination of options and the payment of Award Values described in paragraph
(a) of this section shall not apply with respect to any transaction in which any of the following occur: (i) the holder of an option receives replacement options, as the case may be, allowing the holder to receive, on the same terms as in the original option, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon consummation of the transaction if such holder had exercised the rights represented by the option held by such holder immediately prior to the transaction, or (ii) the Plan and all options outstanding thereunder are assumed by the acquiring company, or (iii) the Participant receives a replacement option that satisfies the requirements of Code Section 424(a).

    (c) "CHANGE OF CONTROL" means any of the following: (1) any person, entity or Group (defined as persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) entry of any order, judgment or decree of dissolution or split-up of the Company, which remains in effect for a period in excess of 60 days. For purposes of this provision, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board. Beneficial ownership will be determined by applying the rules applicable under Section 13(d) of the Securities Exchange Act of 1934, as amended.

17. AMENDMENT.

    The Board of Directors may at any time amend the Plan. No such amendment may make any change in any option previously granted which adversely affects the rights of any Participant without such Participant's consent. No amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Committee and shall be consistent with the rules of the Securities Exchange Commission, the Code and the rules of the stock exchange(s) on which the Company's shares are listed, as such rules are in effect at the time the Plan amendment becomes effective.

18. STOCKHOLDER APPROVAL.

    Approval of the stockholders may be obtained either by favorable vote of a majority of the voting stock present or represented and entitled to vote on the matter at a stockholder's meeting at which a quorum representing a majority of the outstanding voting stock is present and voting on the Plan, either in person or by proxy, or by the written consent of the holders of a majority of the outstanding voting stock, in either case with Common Stock and other voting shares convertible into Common Stock being considered together for the purpose of determining a majority of the outstanding voting stock or a majority of the voting stock present or represented and entitled to vote.

19. TERMINATION.

    The Board may terminate the Plan at any time. Unless sooner terminated by the Board, or extended by a vote of stockholders in the manner provided for in
Section 18, this Plan shall terminate on the earlier of September 30, 2007, or when all shares authorized to be issued under the Plan have been purchased. No such termination shall adversely affect options previously granted without the consent of the affected Participants.

20. EMPLOYMENT RELATIONSHIP.

    Nothing in this Plan shall confer on any person the right to continue in the employ of the Company, or shall interfere with or restrict the rights of the Company, which are hereby expressly reserved, to terminate or modify the employment of any person at any time, with or without cause, subject to the terms and conditions of any applicable collective bargaining agreement.

21. NOTICES.

    All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. GOVERNMENT AND OTHER REGULATIONS.

    The Plan, and the grant and exercise of the rights to purchase shares hereunder, and Grand Union's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, State and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for Grand Union, be required.

23. APPLICABLE LAW.

    This Plan shall be interpreted in a manner intended to give full effect to the provisions of the Plan, except where to do so would conflict with the laws of the State of Delaware.

PROXY CARD

                            THE GRAND UNION COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                               SEPTEMBER 25, 1997

    The undersigned hereby nominates, constitutes and appoints Roger E. Stangeland and Jeffrey P. Freimark, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of THE GRAND UNION COMPANY which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey, 07495, at 10:00 a.m. on September 25, 1997, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" APPROVAL OF THE ASSOCIATE STOCK PURCHASE PLAN, "FOR" RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY  /X/

1.         ELECTION OF DIRECTORS

            / /  FOR            / /  WITHHELD

    Election of the following nominees as directors: Roger E. Stangeland, James
J. Costello, Daniel E. Josephs, William G. Kagler, Clifford A. Miller, Geoffrey
T. Moore, J. Richard Stonesifer and David Y. Ying.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK THE BOX ABOVE. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.)

2.         APPROVAL OF THE ASSOCIATE STOCK PURCHASE PLAN:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.         RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4.         IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Signature(s) __________________________________________
Date ________________________ , 1997

    Please date and sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such. Joint owners each should sign personally.